                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                clickNsettle.com, Inc. (formerly NAM CORPORATION)
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1) Title of each class of securities to which transaction applies:

        2) Aggregate Number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4) Proposed maximum aggregate value of transaction:

        5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:

        2) Form, Schedule or Registration Statement No.:

        3) Filing Party:

        4) Date Filed:

                             clickNsettle.com, Inc.
                       1010 Northern Boulevard, Suite 336
                           Great Neck, New York 11021
                                 (516) 829-4343


                                                                   May 31, 2001

Dear Shareholders:

        On behalf of the Board of Directors and management of clickNsettle.com, Inc. (the "Company"), I cordially invite you to attend a Special Meeting of Shareholders to be held on Thursday, July 5, 2001, at 9:00 a.m., at the Company's principal offices, located at 1010 Northern Boulevard, Suite 336, Great Neck, New York 11021.

        The purpose of the Special Meeting is to obtain shareholder approval to consider and take action on a proposal to approve an amendment to the Company's Certificate of Incorporation authorizing the Board of Directors, in its discretion, to effect a reverse split of outstanding shares of the Company's common stock. The purpose is more fully described in the attached Notice of Special Meeting of Shareholders and Proxy Statement. In addition, certain directors and executive officers of the Company will be present to respond to any questions that you may have. Accompanying the attached Proxy Statement is a Proxy Card.

        Whether or not you plan to attend the Special Meeting, please complete, sign, and date the enclosed proxy card and return it in the accompanying envelope as promptly as possible. If you attend the Special Meeting, and I hope you will, you may vote your shares in person even if you have previously mailed in a proxy card.

        We look forward to greeting our shareholders at the meeting.

                                             Sincerely,


                                             Roy Israel
                                             Chief Executive Officer, President,
                                             and Chairman of the Board

                             CLICKNSETTLE.COM, INC.
                       1010 Northern Boulevard, Suite 336
                           Great Neck, New York 11021
                                 --------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 5, 2001
                                 --------------

TO THE SHAREHOLDERS OF
CLICKNSETTLE.COM, INC.:

        NOTICE IS HEREBY GIVEN that the special meeting of Shareholders (the "Special Meeting") of clickNsettle.com, Inc., a Delaware corporation (the "Company"), will be held in the main conference room at the Company's principal offices, located at 1010 Northern Boulevard, Suite 336, Great Neck, New York 11021, on Thursday, July 5, 2001, at 9:00 a.m., for the following purpose:

        1. To consider and take action on a proposal to approve an amendment to the Company's Certificate of Incorporation authorizing the Board of Directors, in its discretion, to effect a reverse split of outstanding shares of the Company's common stock.

        The Board of Directors has fixed the close of business on May 21, 2001 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof. Representation of at least a majority of all outstanding shares of common stock is required to constitute a quorum. Accordingly, it is important that your stock be represented at the meeting. The list of shareholders entitled to vote at the Special Meeting will be available for examination by any shareholder at the Company's offices at 1010 Northern Boulevard, Suite 336, Great Neck, New York 11021 for ten (10) days prior to July 5, 2001.

        Whether or not you plan to attend the Special Meeting, please complete, date, and sign the enclosed proxy card and mail it promptly in the self-addressed envelope enclosed for your convenience. You may revoke your proxy at anytime before it is voted.

                                             By Order of the Board of Directors,



                                             Roy Israel,
                                             Chairman
Great Neck, New York
May 31, 2001
-------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT, ACCORDINGLY, WE URGE YOU TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.
-------------------------------------------------------------------------------

                             CLICKNSETTLE.COM, INC.
                       1010 Northern Boulevard, Suite 336
                           Great Neck, New York 11021
                                 --------------

                                 PROXY STATEMENT
                                 --------------

                       For Special Meeting of Shareholders
                           to be Held on July 5, 2001
                                 --------------


                           INFORMATION CONCERNING VOTE

General

                  This Proxy Statement and the enclosed form of proxy is furnished in connection with the solicitation of proxies by the Board of Directors of clickNsettle.com, Inc., a Delaware corporation (the "Company"), for use at the special meeting of shareholders to be held on Thursday, July 5, 2001 at 9:00 a.m., and at any and all adjournments thereof (the "Special Meeting"), with respect to the matter referred to in the accompanying notice. The Special Meeting will be held at the Company's principal offices, located at 1010 Northern Boulevard, Suite 336, Great Neck, New York 11021. The approximate mailing date of this Proxy Statement and Form of Proxy is May 31, 2001.


Voting Rights and Outstanding Shares

                  Only shareholders of record at the close of business on May 21, 2001 are entitled to notice of and to vote at the Special Meeting. As of the close of business on May 21, 2001, 4,335,426 shares of common stock, par value $.001 per share (the "common stock"), of the Company were issued and outstanding. Each share of common stock entitles the record holder thereof to one (1) vote on all matters properly brought before the Special Meeting.

Revocability of Proxies

                  A shareholder who executes and mails a proxy in the enclosed return envelope may revoke such proxy at any time prior to its use by notice in writing to the Secretary of the Company, at the above address, or by revocation in person at the Special Meeting. Unless so revoked, the shares represented by duly executed proxies received by the Company prior to the Special Meeting will be presented at the Special Meeting and voted in accordance with the shareholder's instructions marked thereon. If no instructions are marked thereon, proxies will be voted FOR Proposal 1. In their discretion, the proxies are authorized to consider and vote upon such matters incident to the conduct of the meeting and upon such other business matters or proposals as may properly come before the meeting that the Board of Directors of the Company does not know of in a reasonable time prior to this solicitation will be presented at the meeting.

Voting Procedures

                  All votes shall be tabulated by the inspector of elections appointed for the Special Meeting, who shall separately tabulate affirmative and negative votes, abstentions, and broker non-votes. The presence of a quorum for the Special Meeting, which is a majority of the votes entitled to be cast at the Special Meeting, is required. Votes for and against the proposal and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes are not counted for quorum purposes.

                  Assuming a quorum has been reached, a determination must be made as to the results of the vote on the matter submitted for shareholder approval. The affirmative vote of the holders of a majority of the shares of the Common Stock outstanding on the record date will be required to approve Proposal
1. As a result, abstentions and broker non-votes will have the same effect as negative votes.

 PROPOSAL 1: APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT
             A REVERSE SPLIT OF OUTSTANDING SHARES OF COMMON STOCK

                  The Board of Directors is seeking stockholder approval of an amendment to the Company's Certificate of Incorporation to effect either a 1-for-3 or a 1-for-4 reverse stock split of its common stock (the "Certificate Amendment"). If the Certificate Amendment is approved by the stockholders, the Board of Directors will have the authority, in its sole discretion and without further action on the part of the stockholders, to effect either of the approved reverse stock splits at any time prior to the next Annual Meeting of Stockholders. The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action or approval by the stockholders, to decide not to proceed with the reverse stock split if it determines, in its sole discretion, that a reverse stock split is not in the best interests of the Company and its stockholders.

Purpose of the Reverse Stock Split

                  The purpose of the reverse stock split is to facilitate the continued listing of our common stock on the NASDAQ SmallCap Market. On March 6, 2001, we received a notice from NASDAQ that our common stock had failed to maintain a minimum bid price of $1.00 over the last 30 consecutive trading days as required for continued listing on the NASDAQ SmallCap Market. The notice states that if at any time before June 4, 2001, the closing bid price of our common stock is not at least $1.00 for a minimum of 10 consecutive trading days, NASDAQ will reevaluate our compliance with its listing qualifications. Since January 1, 2001, the closing bid price of our common stock has ranged from $0.48 to $1.125 per share.

                  If the market price for our common stock remains below $1.00 per share and we are no longer listed on the NASDAQ SmallCap Market, our common stock may be deemed to be penny stock. If our common stock is considered a penny stock, it would be subject to rules that impose additional sales practices on broker-dealers who sell our securities. For example, broker-dealers must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Also, a disclosure schedule must be prepared before any transaction involving a penny stock. The required disclosure relates to (1) sales commissions payable to both the broker-dealer and the registered representative and (2) current quotations for the securities. Monthly statements are also required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market for a penny stock. Because of these additional obligations, some brokers may not effect transactions in penny stocks. This could have an adverse effect on the liquidity of our common stock.

                  The Board of Directors believes that the reverse stock split is likely to result in the bid price of our common stock increasing over the $1.00 minimum bid price requirement, thereby permitting the continued listing of our common stock on the NASDAQ SmallCap Market. However, there can be no assurance that the market price of our common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split or that the market price of our common stock will remain above $1.00 after the split.

Effectiveness of the Reverse Stock Split

                  If this proposal is approved by stockholders, the reverse stock split would become effective at such time as we file the amendment to our Certificate of Incorporation with the Secretary of State of Delaware. Even if the reverse stock split is approved by stockholders, our Board of Directors has discretion not to carry out the reverse stock split if it determines that the split is not necessary to avoid the delisting of our common stock from the NASDAQ SmallCap Market, based on market prices at the time, or it determines that the split will not be beneficial for any other reason. Upon the filing of the amendment, all the old common stock will be converted into new common stock as set forth in the amendment.

Certificates and Fractional Shares

                  As soon as practicable after the effective date, we will request all stockholders to return their stock certificates representing shares of old common stock outstanding on the effective date in exchange for certificates representing the number of whole shares of new common stock into which the shares of old common stock have been converted as a result of the reverse stock split. Each stockholder will receive a letter of transmittal from our transfer agent containing instructions on how to exchange certificates. STOCKHOLDERS SHOULD NOT SUBMIT THEIR OLD CERTIFICATES TO THE TRANSFER AGENT UNTIL THEY RECEIVE THESE INSTRUCTIONS. In order to receive new certificates, stockholders must surrender their old certificates in accordance with the transfer agent's instructions, together with the properly executed and completed letter of transmittal.

                  Beginning with the effective date, each old certificate, until surrendered and exchanged as described above, will be deemed for all purposes to evidence ownership of the number of whole shares of new common stock into which the shares evidenced by the old certificates have been converted.

                  We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. Instead, each holder of shares of common stock who would otherwise be entitled to a fraction of a share will receive from us the number of shares of common stock the holder would otherwise be entitled to receive, rounded to the closest whole number of shares of common stock.

Effects of the Reverse Stock Split

                  The principal effect of the reverse stock split will be to decrease the number of shares of common stock outstanding from approximately 4,335,426 shares to approximately 1,445,142 shares (if 1-for-3 reverse split) or approximately 1,083,856 shares (if 1-for-4 reverse split). In addition, the Board will take appropriate action to adjust proportionately the number of shares of common stock issuable upon exercise of outstanding options and warrants, and to adjust the related exercise prices, to reflect the reverse stock split. As a result, the number of shares of common stock issuable upon the exercise of outstanding stock options, warrants and redeemable warrants will be reduced from approximately 3,330,094 shares to approximately 1,110,031 shares (if 1-for-3 reverse split) or approximately 832,523 shares (if 1-for-4 reverse split).

                  The reduction in the number of outstanding shares is expected to increase the bid price of our common stock, although there can be no assurance that the price will increase in inverse proportion to the reverse stock split ratio. The trading price of our common stock depends on many factors, including many of which are beyond our control. The higher stock price may increase investor interest and reduce resistance of brokerage firms to recommend the purchase of our common stock.

                  The liquidity of our common stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. In addition, the split will increase the number of stockholders who own odd-lots. An odd-lot is fewer than 100 shares. Stockholders who hold odd-lots may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

                  The shares of new common stock will be fully paid and non-assessable. The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. Because no fractional shares of new common stock will be issued, any stockholder who owns fewer than 3 shares (if 1-for-3 reverse split) or 4 shares (if 1-for-4 reverse split) of old common stock will cease to be a stockholder on the effective date. We do not anticipate that the reverse stock split will result in any material reduction in the number of holders of common stock. Each stockholder's percentage ownership of the new common stock will not be altered except for the effect of eliminating fractional shares.

                  Because our authorized common stock will not be reduced, the overall effect will be an increase in authorized but unissued shares of common stock as a result of the reverse stock split. These shares may be issued by our Board of Directors in its discretion. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.

                  While the Board of Directors believes it advisable to authorize and approve the reverse stock split for the reasons set forth above, the Board is aware that the increase in the number of authorized but unissued shares of common stock may have a potential anti-takeover effect. Our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders seeking to control us. The reverse stock split is not being recommended by the Board as part of an anti-takeover strategy.

Certain Federal Income Tax Consequences

                  The following description of certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (for example, nonresident aliens, broker-dealers or insurance companies) or any aspects of state, local or foreign tax laws.

Stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the reverse stock split.

                  We have been advised that because the reverse stock split is not part of a plan to increase periodically a stockholder's proportionate interest in the assets or earning and profits of the Company, the reverse stock split should not result in the recognition by stockholders of any gain or loss for federal income tax purposes. The holding period for each share of new common stock received by a stockholder will include the stockholder's holding period for its shares of old common stock with respect to which the shares of new common stock are issued, provided that the shares of old common stock were held as capital assets. The adjusted tax basis of each share of new common stock received by a stockholder will be the same as the adjusted tax basis of the shares of old common stock with respect to which the share of new common stock is issued.

Vote Required

                  The affirmative vote of the holders of the majority of our outstanding shares of common stock is required for approval of the reverse stock split. Broker non-votes and abstentions will not be counted as having been voted for the proposal.

                  Stockholders have no right under Delaware law or our Certificate of Incorporation or bylaws to exercise dissenters' rights of appraisal with respect to the reverse stock split.

                  The Board of Directors recommends a vote "FOR" approval of the amendment effecting the reverse stock split. All proxies solicited by the Board of Directors will be voted "FOR" this proposal unless stockholders specify in their proxies a contrary choice.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 15,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share, 2,100 of which have been designated as Series A Exchangeable Preferred stock. As of May 9, 2001, before the reverse split, there were 4,335,426 shares of common stock and no shares of Series A Exchangeable Preferred stock outstanding.

Common Stock

         Subject to preferences that may be applicable to any prior rights of holders of outstanding stock having prior rights as to dividends, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the Board from time to time may determine. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Cumulative voting for the election of directors is not authorized by our certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to shareholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding stock having prior rights on such distributions and payment of other claims of creditors. Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of this offering will be upon payment therefor, duly and validly issued, fully paid and nonassessable.

Preferred Stock

         The Board is authorized, subject to any limitations prescribed by Delaware law, to issue preferred stock in one or more series. The Board may fix the rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions thereon.

         The Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

         We have designated 2,100 shares of our preferred stock as Series A Exchangeable Preferred stock of which 1,850 shares were issued on February 15, 2000. On April 5, 2001, we bought back all of the outstanding Series A Exchangeable Preferred stock at par value.

Redeemable Warrants

         Currently, each warrant entitles the registered holder thereof to purchase one share of common stock at a price of $6.00, subject to adjustment in certain circumstances. These warrants expire on November 13, 2001. As of May 9, 2001, 1,609,900 redeemable warrants are outstanding. After the reverse split, there will be approximately 536,633 redeemable warrants outstanding (if 1-for-3 reverse split) or approximately 402,475 redeemable warrants outstanding (if 1-for-4 reverse split) with the exercise price being adjusted accordingly.

         The warrants are redeemable by us at any time, subject to the prior written consent of Joseph Stevens & Company, the managing underwriter in our initial public offering, upon written notice of not less than 30 days, at a price of $.05 per Redeemable Warrant, provided that the closing bid price of our common stock on NASDAQ (or last sale price if quoted on a national securities exchange) equals or exceeds 150% of the warrant exercise price per share for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. The warrant holders shall lose their right to exercise their warrants if such right is not exercised prior to redemption by the Company on the date for redemption specified in the notice of redemption or any later date specified in a subsequent notice.

         The exercise price and number of shares of common stock or other securities or property issuable on exercise of the Redeemable Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company.

         The warrant holders do not have the rights or privileges of holders of common stock. Upon notice to the holders of the Redeemable Warrant, we have the right to reduce the exercise price or extend the expiration date of the Redeemable Warrants.

         The Redeemable Warrants may be exercised upon surrender of the Redeemable Warrant certificate on or prior to the respective expiration date (or earlier redemption date) of such warrants at the office of Continental Stock Transfer & Trust Company, the agent for the warrants, with a completed and executed "Election of Purchase" form and payment of the full exercise price for the number of warrants being exercised.

         Additionally, the Company issued to the underwriter at the time of its initial public offering, for nominal consideration, warrants to purchase from the Company 140,000 units (the "underwriter's warrants"). The underwriter's warrants were initially exercisable at $5.80. The shares of common stock and redeemable warrants issuable upon exercise of the underwriter's warrants are identical to those offered to the public. The underwriter's warrants contain provisions providing for adjustment of the number of warrants and exercise price under certain circumstances. During fiscal 2000, 17,500 of these warrants were exercised on a cashless basis pursuant to which 8,376 units were issued. As of May 9, 2001, 122,500 underwriter's warrants were outstanding. After the reverse split, there would be approximately 40,833 underwriter's warrants outstanding (if 1-for-3 reverse split) or approximately 30,625 underwriter's warrants outstanding (if 1-for-4 reverse split) with the exercise price adjusted accordingly.

Stock Options and Warrants

The following information applies to stock options and warrants outstanding as of May 9, 2001:


                                                                                          Number Outstanding
                                                                                     ----------------------------
                                                                                        Before      After 1-for-3   After 1-for-4
                                                                                     reverse split   reverse split  reverse split
                                                                                     --------------------------------------------
Options issued to employees & consultants (vested & non-vested) (note 1)               1,175,568        391,856        293,892
Warrants issued to former preferred stockholders (note 2)                                 56,250         18,750         14,062
Warrants issued in connection with an equity line of credit (note 3)                      45,000         15,000         11,250
Warrants issued in connection with a private placement (note 4)                          180,000         60,000         45,000
Warrants issued to former financial public relations firms (note 5)                       10,000          3,333          2,500
                                                                                     --------------------------------------------
                                                                     Total             1,466,818        488,939        366,704

Note 1: Current exercise prices range from $0.72 to $10.00. Options expire from April 18, 2003 until November 13, 2010.
Note 2: Current exercise price is $10.52 per share. Warrant expires August 15, 2005.
Note 3:  Current exercise price is $9.34 per share. Warrant expires August
         16, 2003. After investing $3,500,000 under the equity line of credit, the warrant holder is entitled to an additional warrant to purchase 15,000 shares under the same terms and conditions.
Note 4: Current exercise price is $8.09 per share. Warrant expires August 15, 2005.
Note 5: Current exercise price is $6.719 per share. Warrant expires April 11, 2005.

The exercise price of the stock options and warrants will be adjusted accordingly based on whether there is a 1-for-3 reverse split or a 1-for-4 reverse split.

Transfer Agent, Warrant Agent, and Registrar

         Our Transfer Agent, Warrant Agent, and Registrar is Continental Stock Transfer & Trust Company. Their address is 2 Broadway, New York, New York 10004.

                             PRINCIPAL SHAREHOLDERS

Security Ownership of Management

         The following table sets forth, as of May 9, 2001, certain information with respect to the beneficial ownership of each class of our voting equity securities by each director and director nominee, beneficial owners of 5% or more of our common stock, the Named Persons and all our directors and executive officers as a group:(1)


                                                        Amount and Nature of
          Name of Beneficial Owner(2)                  Beneficial Ownership(3)              Percent of Total
------------------------------------------------- ---------------------------------- -------------------------------
Roy Israel(4)                                               1,572,639                           33.4%
President, Chief Executive Officer, Chairman
of the Board and Director

Frank J. Coyne (5)                                            841,232                           18.6%
Director

Ronald Katz(6)                                                 95,300                            2.2%
Director

Anthony J. Mercorella (7)                                       6,500                              *
Director

ISO Investment Holdings, Inc. (8)                             841,232                           18.6%

Joseph Stevens & Company, Inc. (9)                            249,000                            5.4%

M. D.  Sabbah (10)                                            292,500                            6.8%

All Officers and Directors as a                             2,647,071                           51.3%
Group
(6 persons) (4)(5)(6)(7)(11)


---------
*Less than one percent (1%).

(1) Applicable percentage of ownership is based on 4,335,426 shares of our common stock, which were outstanding on May 9, 2001, plus, for each person or group, any securities that person or group has the right to acquire within sixty (60) days pursuant to options and warrants.

(2) The address for each individual is c/o clickNsettle.com, Inc., 1010 Northern Boulevard, Suite 336, Great Neck, New York 11021.

(3) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power. The percentage of class is calculated in accordance with Rule 13d-3.

(4) Includes options to purchase 315,000 shares of our common stock and warrants to purchase 7,000 shares of our common stock, all of which have vested and are exercisable or will vest and become exercisable within 60 days. Also includes 61,903 shares owned by Mr. Israel's wife, Carla Israel, the Secretary of our company, and options to purchase 45,500 shares of our common stock which will vest and become exercisable within 60 days. Mr. Israel disclaims beneficial ownership as to such securites.

(5) Includes warrants to purchase 180,000 shares of our common stock which are currently exercisable. Such common shares and warrants are owned by ISO Investment Holdings, Inc. Mr. Coyne disclaims beneficial ownership of these securities.

(6) Includes warrants to purchase 7,500 shares of our common stock, which are currently exercisable, and options to purchase 6,000 shares of our common stock, which are vested and exercisable.

(7) Includes warrants to purchase 1,000 shares of our common stock, which are currently exercisable, and options to purchase 5,500 shares of our common stock, which are vested and exercisable.

(8) Includes warrants to purchase 180,000 shares of our common stock which are currently exercisable.

(9) 4,000 warrants are held in Joseph Stevens & Company, Inc.'s market making account. This information was taken from Form 13G as filed by Joseph Stevens &Company, Inc. on February 14, 2001 as well as other information known to the Company. On such form, Joseph Stevens & Company, Inc. listed Joseph Sorbara and Steven Markowitz as controlling shareholders and directors of Joseph Stevens & Company, Inc., and therefore, as beneficial owners of these same warrants.

(10) This information was taken from an Amendment to Form 13D filed by M. D. Sabbah dated May 16, 2000.


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

(11) Includes (i) options to purchase 113,400 shares of our common stock held by Patricia Giuliani-Rheaume, the Chief Financial Officer and Treasurer of ourCompany, which have vested or shall vest and become exercisable within 60 days from the date hereof and (ii) options to purchase 18,000 shares of our common stock held by Kathleen O'Donnell, Vice President of Operations which have vested or shall vest and become exercisable within 60 days from the date hereof.

                              SHAREHOLDER PROPOSALS

         A shareholder who wishes to present a proposal for action at our 2001 Annual Meeting of Shareholders must submit such proposal to us, and such proposal must be received by us, no earlier than July 20, 2001 and no later than September 20, 2001.

                         COST OF SOLICITATION OF PROXIES

         The solicitation of proxies pursuant to this Proxy Statement is made by and on behalf of our Board of Directors. The cost of such solicitation will be paid by us. Such cost includes the preparation, printing and mailing of the Notice of Special Meeting, Proxy Statement and form of proxy. The solicitation will be conducted principally by mail, although our directors, officers and employees (at no additional compensation) may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of proxy material to the beneficial owners of shares held of record by such fiduciaries, and we may reimburse such persons for their reasonable expenses in so doing.


OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                       By Order of the Board of Directors,



                                            Roy Israel
                                            Chairman

Great Neck, New York
May 31, 2001



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